UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 23, 2009
MetLife, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-15787	13-4075851

(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
In light of the proposed increased fees for the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program (“TLGP”) to be effective on April 1, 2009, on March 23, 2009, MetLife, Inc. (the “Company”) commenced an offering of the Company’s Senior Notes due 2012 (the “Notes”) in a transaction exempt from registration pursuant to Section 3(a)(2) of the Securities Act of 1933, as amended. As previously disclosed, the Company may issue up to $397 million under the TLGP. The Notes are to be guaranteed by the TLGP and backed by the full faith and credit of the United States. The Notes will be senior unsecured obligations of the Company and will rank equally with all of the Company’s existing and future senior unsecured indebtedness. The Company expects to use the net proceeds from the sale of the Notes for general corporate purposes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date: March 23, 2009